Exhibit 10.29

AMC ENTERTAINMENT HOLDINGS, INC.

2013 EQUITY INCENTIVE PLAN

Stock Award Notice

1.	Participant:	[•]

2.	Type of Award:	Stock Award

3.	Number of Shares:	[•]

4.	Date of Grant:	[•]

5.	Vesting:	The Stock Award is fully vested as of the Date of Grant.

6.	Withholding:

The Company shall withhold shares of Common Stock otherwise deliverable in connection with the grant of this Stock Award with a Fair Market Value on the Date of Grant equal to the amount of the minimum applicable tax withholding in connection with the grant of this Stock Award.

[Signature Page Follows]

By executing this Stock Award Notice, the Participant agrees and acknowledges that the Stock Award described herein is granted under and governed by the terms and conditions of the Stock Award Agreement, dated as of [                      ], and the AMC Entertainment Holdings, Inc.  2013 Equity Incentive Plan, both of which are hereby incorporated by reference and together with this Stock Award Notice constitute one document.  This Stock Award Notice may be signed in counterparts, each of which shall be an original with the same effect as if signatures thereto and hereto were upon the same instrument.

PARTICIPANT	AMC ENTERTAINMENT HOLDINGS, INC.

BY:	BY:

Name:
Title:

AMC ENTERTAINMENT HOLDINGS, INC.

2013 EQUITY INCENTIVE PLAN

Stock Award Agreement

[              ], 2013

SECTION 1.                         GRANT OF STOCK AWARD.

(a)         Stock Award.  AMC Entertainment Holdings, Inc. (the “Company”) hereby grants to the Participant whose name is set forth on the applicable Stock Award Notice (the “Notice”) on the date set forth on such Notice (such date, the “Date of Grant”), the number of shares of Common Stock set forth in the Notice, pursuant to the terms and conditions set forth in the Notice, this agreement (the “Agreement”) and the AMC Entertainment Holdings, Inc. 2013 Equity Incentive Plan (the “Plan”).

(b)         No Purchase Price.  In lieu of a purchase price, this Stock Award is made in consideration of Service previously rendered, and to be rendered, by the Participant to the Company.

(c)          Equity Incentive Plan and Defined Terms. Capitalized terms not defined herein shall have the same meaning as in the Plan.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

SECTION 2.                         ISSUANCE OF SHARES OF COMMON STOCK.

(a)         Stock Certificates.  The shares of Common Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate or book entry credit issued or entered in respect of the shares of Common Stock shall be registered in the name of the Participant.

(b)         Shareholder Rights. The Participant shall have all rights of a stockholder with respect to the Stock, including voting rights and the right to receive ordinary dividends or distributions.

SECTION 3.                         MISCELLANEOUS PROVISIONS.

(a)         Securities Laws. No shares of Common Stock will be issued or transferred pursuant to this Agreement unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met.  As a condition precedent to the issuance of shares of Common Stock pursuant to this Agreement, the Company may require the Participant to take any reasonable action to meet such requirements.  The Committee may impose such conditions on any shares of Common Stock issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.  The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

(b)         Participant Undertaking.  The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect the obligations or restrictions imposed on either the Participant or upon the shares of Common Stock issued pursuant to this Agreement.

(c)          No Right to Continued Service. Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

(d)         Notification. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

(e)          Entire Agreement. This Agreement, the Notice and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(f)           Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(g)          Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(h)         Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(i)             Amendment.  This Agreement shall not be amended unless such amendment is agreed to in writing by both the Participant and the Company.

(j)            Governing Law. The Agreement and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

(k)         Section 409A Compliance.  To the extent applicable, it is intended that the Stock Award comply with the requirements of Section 409A of the Code and the Treasury Regulations and other guidance, compliance programs and other interpretive authority thereunder (“Section 409A”), and that this Agreement shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A.  In the event that (i) any provision of this Agreement, (ii) the Stock Award or any payment or transaction in respect of the Stock Award or (iii) other action or arrangement contemplated by the provisions of this Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A, the Committee shall have the authority to take such actions and to make such changes to this Agreement as the Committee deems necessary to comply with such requirements; provided, that no such action shall adversely affect the Stock Award without the consent of the affected Participant.  No payment that constitutes deferred compensation under Section 409A that would otherwise be made under this Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A.  Notwithstanding the foregoing or anything elsewhere in this Agreement to the contrary, if the Participant is a “specified employee” as defined in Section 409A at the time of termination of Service with respect to the Stock Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A, the commencement of any payments or benefits under the Stock Award shall be deferred until the date that is six months following the Participant’s termination of Service (or, if earlier, the date of death of the Participant).  In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A or any damages for failing to comply with Section 409A.